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                                                                    EXHIBIT 23.1

                      T N SOONG & CO
                      7th Floor, 168 Chung Cheng 4th Road
                      Kaohsiung, Taiwan, ROC
                      Tel: +886 7 251-4311
                      Fax: +886 7 241-2577


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-89428 of Advanced Semiconductor Engineering, Inc. on Form F-3 of our report dated February 11, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Information", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

T N Soong & Co.
(Associate Member Firm of Deloitte Touche Tohmatsu Effective April 22, 2002) (Formerly a Member Firm of Andersen Worldwide, SC)
Taipei, Taiwan
The Republic of China
May 27, 2003


T N Soong & Co.